SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                  May 1, 2002


                                   AETNA INC.
             (Exact Name of Registrant as Specified in its Charter)


        Pennsylvania                     1-16095                  23-2229683
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
of Incorporation                                             Identification No.)


151 Farmington Avenue
Hartford, Connecticut                                               06156
(Address of Principal Executive Offices)                          (Zip Code)


                                 (860) 273-0123
              (Registrant's telephone number, including area code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

The Board of Directors (the "Board") of Aetna Inc. (the "Company") has authorized the repurchase of up to 5 million shares of common stock (not to exceed an aggregate purchase price of $200 million), subject to periodic reauthorization by the Board. The Company repurchased 2,600,000 shares of common stock at a cost of approximately $96 million during the first quarter of 2001 pursuant to this authorization and ceased such repurchases at the end of the first quarter of 2001. The Company has re-initiated share repurchases pursuant to this authorization. The Company repurchases shares in the open market, primarily to seek to mitigate dilution resulting from employee stock option exercises, and generally funds these repurchases by using net proceeds available from stock option exercises.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                AETNA INC.


 Date: May 1, 2002                              By: /s/ Ronald M. Olejniczak
                                                    ----------------------------
                                                    Name:  Ronald M. Olejniczak
                                                    Title: Vice President and
                                                           Controller